Exhibit 99.1

Contact:	Jacqualyn A. Fouse, PhD	Patrick E. Flanigan III
	EVP, Chief Financial Officer	VP, Investor Relations
	Celgene Corporation	Celgene Corporation
	(908) 673-9956	(908) 673-9969

ORGANIZATIONAL CHANGES STRENGTHEN AND EXPAND CELGENE

LEADERSHIP TEAM

SUMMIT, NJ – (May 22, 2014) – Celgene Corporation (NASDAQ: CELG) today announced organizational changes that will go into effect on August 1, 2014.

•	Mark Alles is promoted to President and Chief Operating Officer (COO).

•	Jacqualyn Fouse, PhD, is promoted to President Hematology & Oncology.

•	Scott Smith is promoted to President Inflammation & Immunology (I&I).

•	Peter Kellogg to join Celgene as Executive Vice President, Chief Financial Officer (CFO).

“These changes strengthen and expand our leadership team and position us to best capitalize on the strategic and operational opportunities in the years ahead,” said Bob Hugin, Chairman and Chief Executive Officer. “Mark, Jackie and Scott are outstanding proven leaders and well-prepared for their new responsibilities. Our business and financial strategies will be further enhanced by the expertise and experience that Peter brings to our team.”

As President and COO, Mark will focus on enhancing Celgene’s operational excellence and continue to drive world-class performance across our functional capabilities. With multiple franchises and marketed products in a growing portfolio of therapeutic categories, we are in a strong position to further leverage our global infrastructure and core global operating competencies. Mark is transitioning from his current role as Head of our Hematology & Oncology franchise having previously held multiple positions of increasing responsibility over his ten years at Celgene.

During Jackie’s four years as Celgene’s CFO, she has played a leading role in the formulation of our business and financial strategies, in addition to ensuring the achievement of important corporate milestones. This promotion represents an exceptional opportunity to leverage Jackie’s strong leadership, significant business experience and strategic perspective to lead the Hematology & Oncology franchise to even higher levels of success.

Scott has led our I&I franchise since 2009 from its early development stages to the globally evolving franchise we have today. Scott and his team are delivering exceptional results, including clinical trial execution, regulatory success, and the build-out of a world-class franchise infrastructure supporting the global commercial launch of OTEZLA®. Going forward, he also assumes an expanded role in strategic corporate initiatives.

Peter will join Celgene on July 1, 2014, and will become CFO effective August 1st. Peter will be responsible for core financial functions including Investor Relations, in addition to Corporate Strategy, Business Development and Alliance Management. He is an industry veteran having most recently served as CFO and Executive Vice President at Merck & Co, Inc. Prior to Merck, Peter was CFO and Executive Vice President of Finance at Biogen Idec Inc.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit www.celgene.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.